CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287873 on Form S-6 of our report dated August 14, 2025, relating to the financial statement of FT 12353, comprising Vest Nasdaq 100 Buffered 20 Portfolio, Series 25, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 14, 2025